Exhibit 99.1

AITX's RAD Earns Repeat Business as Global Logistics Client Orders Fourth ROAMEO

Two Units Deployed and a Third Deployment Underway as Customer Commits to Further Expansion

Detroit, Michigan, November 6, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has received an order for a fourth ROAMEO™ autonomous security patrol vehicle from a longtime global logistics client. The latest unit is expected to be deployed at another logistics center by the end of calendar year 2026, extending the customer's adoption of ROAMEO to provide autonomous patrol coverage across its facilities.

AITX
Artificial Intelligence Technology Solutions Inc.
an AITX company
ROBOTIC ASSISTANCE DEVICES
ROAMEO
Back for More.
ROAMEO #4.

Artist’s depiction of a RAD ROAMEO conducting an autonomous nighttime patrol in a logistics yard.

The client currently has two ROAMEO units deployed, with a third deployment underway. This fourth order builds on a longstanding relationship spanning multiple RAD solutions and reflects the customer's continued commitment to autonomous patrol. For RAD, the progression demonstrates an opportunity to grow within established enterprise accounts as customers extend ROAMEO to additional facilities.

"ROAMEO is earning more work from a customer that already has it on patrol," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "This is the kind of expansion that can build meaningful recurring monthly revenue and a larger annual recurring revenue base. ROAMEO, SARA™ and RAIA™ are our three pillars of growth, supported by the foundation we have built with ROSA™, RIO™ and AVA™. We believe these three growth solutions can become substantial revenue contributors as we expand across customer locations and work toward positive cash flow."

Large logistics facilities spread cargo, equipment and access points across acres of trailer parking, loading areas and perimeter fencing. Maintaining consistent patrol coverage across that footprint can require substantial staffing across multiple shifts. ROAMEO is designed to autonomously patrol mapped routes, detect activity and engage through onboard communication systems, bringing a mobile security presence to areas that demand repeated attention. By taking on routine patrol duties, ROAMEO can help operators reduce patrol costs and direct security personnel toward incidents and responsibilities that require human judgment.

The Company invites logistics operators, enterprise security teams and channel partners to connect with its team to evaluate ROAMEO for their facilities and explore opportunities to expand patrol coverage while reducing the cost of routine security patrols.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This  press release contains forward-looking statements, including statements regarding completion of the client's third ROAMEO deployment, which is currently underway; the anticipated deployment of the client's fourth ROAMEO unit at another logistics center by the end of calendar year 2026; ROAMEO's ability to deliver consistent autonomous patrol coverage, detect activity, support engagement, extend security teams' reach, reduce patrol costs and allow personnel to focus on responsibilities requiring human judgment; the potential for further orders, deployments or expansion within this customer relationship or across other customers; the potential contribution of additional ROAMEO deployments to recurring monthly revenue and annual recurring revenue; management's expectations regarding ROAMEO, SARA and RAIA as growth pillars supported by the Company's established ROSA, RIO and AVA business; and the potential for these solutions to become substantial revenue contributors and support progress toward positive cash flow.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that orders or related contractual arrangements are modified, delayed, canceled or terminated; delays or failures in manufacturing, component availability, quality control, transportation, customer site preparation, route mapping, commissioning or customer acceptance; the possibility that ROAMEO does not perform as expected or meet customer or end user requirements under actual operating conditions, including weather, terrain, traffic, connectivity and charging conditions; interruptions, failures or limitations in autonomous navigation, detection, communications or other hardware and software functions; the possibility that anticipated patrol coverage, staffing efficiencies or cost savings are not achieved, or are offset by deployment, maintenance, supervision or other operating costs; the Company's ability to provide reliable service and support and scale production and deployment capabilities; the possibility that the logistics operator's arrangements with its own clients change or do not result in the intended deployments; the possibility that ordered units do not enter billable service when expected or generate anticipated recurring revenue or cash receipts; the risk that repeat orders from one customer do not establish broader industry acceptance, an accelerating sales trend or sustained future demand; the possibility that existing orders and deployments do not lead to additional purchases, expansion to other locations, contract renewals or sustained recurring revenue; delays, performance limitations, integration requirements or insufficient customer adoption affecting the commercialization and growth of ROAMEO, SARA or RAIA; the possibility that these solutions do not become substantial revenue contributors or that associated development, production, sales and support costs exceed expectations; customer concentration and the loss or reduction of business from significant customers; competition, pricing pressure, customer budget constraints and changes in purchasing priorities; the possibility that revenue growth does not result in positive cash flow because of operating expenses, debt service, inventory requirements or other cash obligations; the Company's ability to fund operations and fulfill customer commitments; the Company's ability to obtain financing on acceptable terms or at all and the potential dilutive effect of such financing; the Company's history of operating losses and its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

The order and deployment history described in this release should not be interpreted as a forecast of future order rates, revenue, profitability or market adoption. Actual cost savings, if any, will depend on site-specific conditions, deployment configurations, service requirements and the extent to which existing patrol duties can be reassigned or reduced.

Forward-looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/